THIRD AMENDMENT TO THE
                               AGL RESOURCES INC.
              1996 NON-EMPLOYEE DIRECTORS EQUITY COMPENSATION PLAN


         This Third Amendment to the AGL Resources Inc. 1996 Non-Employee Directors Equity Compensation Plan (the "Plan") is made and entered as of January 1, 2000, by AGL Resources Inc. (the "Company").


                              W I T N E S S E T H:


         WHEREAS, the Company sponsors the Plan to attract qualified directors and to provide certain benefits to the non-employee members of the Board of Directors of the Company; and

         WHEREAS, the Company desires to permit the non-employee members of the Board of Directors of the Company who participate in the Plan to elect to defer receipt of retainer fees into the Common Stock Equivalent Plan in lieu of receiving an award of Restricted Stock therefor under this Plan; and

         WHEREAS, Section 11 of the Plan provides that the Company may amend the Plan at any time (provided shareholder approval is obtained if the amendment contains certain provisions); and

         WHEREAS, the Board of Directors of the Company has adopted a resolution authorizing the amendment of the Plan;


         NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended as follows:


                                                        1.

         Section 5 of the Plan is amended in its entirety, effective as of January 1, 2000, to read as follows:

         "(a) Unless an Outside Director elects in writing to defer his annual retainer fees into the AGL Resources Inc. 1998 Common Stock Equivalent Plan for Non-Employee Directors, on the first day of the annual service term for Outside Directors (the "Date of Grant"), in lieu of the annual retainer fees otherwise payable to Outside Directors (the "Retainer"), each Outside Director shall receive an award of Restricted Stock as set forth in Section 6 hereof and a grant of Options as set forth in Section 7 hereof. In no event shall any Outside Director who ceases to be a member of the Board for any reason on or before the Date of Grant receive an award of Restricted Stock or a grant of Options with respect to the annual service term commencing on such Date of Grant.
         (2) Unless an Outside Director elects in writing to defer his meeting fees into the AGL Resources Inc. 1998 Common Stock Equivalent Plan for Non-Employee Directors, on the

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              first day of each quarter  (such dates are each referred to herein as the "Date of Grant"), in lieu of the meeting fees otherwise payable to Outside Directors (the "Meeting Fees"), each Outside Director may elect to receive an award of Restricted Stock as set forth in Section 6 hereof and a grant of Options as set forth in
              Section 7 hereof. Such election may be changed prospectively on a quarterly basis. In no event shall any Outside Director who ceases to be a member of the Board for any reason on or before the Date of Grant receive an award of Restricted Stock or a grant of Options with respect to the quarterly service term commencing on such Date of Grant."

                                       2.

         Except as specifically set forth herein, the terms of the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company has caused this Third Amendment to the Plan to be executed by its duly authorized officer as of the date first above written.


                                       AGL RESOURCES INC.




                                       By: /s/ Walter M. Higgins
                                               Walter M. Higgins
                                               Chairman and Chief
                                               Executive Officer


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